Exhibit (d)(17)

FIRST AMENDMENT TO THE

MERGER AND SHARE EXCHANGE AGREEMENT

This First Amendment to the Merger and Share Exchange Agreement (this “Amendment”) is made and entered into as of February 20, 2014 by and among Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability (the “Parent”), Glori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), Glori Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), Infinity-C.S.V.C. Management Ltd. in its capacity as the representative as further described in the Agreement (as defined below) (the “INXB Representative”), and Glori Energy Inc., a Delaware corporation (the “Company”). The Parent, the Purchaser, Merger Sub, the INXB Representative and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger and Share Exchange Agreement, dated January 8, 2014, by and among the Parties (as amended, the “Agreement”).

WITNESSETH:

A.             The Parties have entered into the Agreement, which sets forth the Parties’ rights and obligations with respect to the Transactions; and

B.            The Parties desire to amend the Agreement to reflect the entrance by Glori Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Glori Holdings”), and Petro-Hunt, L.L.C., a Texas limited liability company (“Petro-Hunt”), into that certain Purchase and Sale Agreement, dated as of February 4, 2014 (the “PSA”), as well as certain related and unrelated matters.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Amendment, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1            PIPE Investment Amendments. The Agreement is amended as follows.

(a)           Section 8.2(g) of the Agreement is amended to include the phrase “in cash or in kind (including debt instruments), with in kind amounts not to exceed $2,000,000,” after the words “Eight Million, Five Hundred Thousand dollars ($8,500,000)”.

(b)           Section 8.2(h) of the Agreement is amended to include the phrase “in cash or in kind (including debt instruments), with in kind amounts not to exceed $2,000,000,” after the words “Twenty-Five Million Dollars ($25,000,000)”.

(c)           The following is added to the Agreement as Section 6.20:

6.20           Petro-Hunt Note. The Purchaser acknowledges the agreement by Glori Holdings to issue the Petro-Hunt Note pursuant to the PSA, and the Purchaser, from and after the Closing, subject to the consummation of the transactions contemplated by the PSA, agrees to take all reasonable action necessary to implement the conversion features of the Petro-Hunt Note.

(d)           The following definitions are added to Section 12.1 of the Agreement:

“Glori Holdings” means Glori Holdings Inc., a Delaware corporation and a wholly owned subsidiary of the Company.

“Petro-Hunt Note” means that certain 6.0% Convertible Promissory Note for Two Million Dollars ($2,000,000) to be issued by Glori Holdings to Petro-Hunt L.L.C. upon the consummation of the transactions contemplated by the PSA and due one year thereafter.

“PSA” means that certain Purchase and Sale Agreement, dated as of February 4, 2014, by and between Glori Holdings and Petro-Hunt, L.L.C.

1.2            All Access Common Warrant. In connection with the issuance of that certain Common Stock Warrant, dated as of November 22, 2013, to All Access International, LLC by the Company, the Agreement is amended as follows:

(a)            Section 2.7 of the Agreement is amended (i) so that Subsection (a)(ii) includes the phrase “, calculated on a Convertible Basis, as amended by the relevant Company Warrant Termination Agreement” after the phrase “owned by such Company Holder”, (ii) so that the parenthetical in Subsection (a)(ii) includes the word “applicable” before the phrase “Company Warrant Termination Agreement” and (iii) so that Subsection (b)(ii) includes the phrase “, calculated on a Convertible Basis, as amended by the Company Warrant Termination Agreements” after the phrase “under all outstanding Company Warrants”.

(b)            The last sentence of Section 2.8(c) of the Agreement is amended to read as follows: “All Company Warrants to acquire Company Stock will be treated on a Convertible Basis.”

(c)            The definition of Convertible Basis set forth in the Agreement is amended so that all references to “Company Preferred Stock” in part (b) are replaced with references to “Company Stock”.

ARTICLE II

CONSENTS AND WAIVERS

2.1            Consent of the Parent. By executing this Amendment, the Parent (a) consents to the entrance into the PSA by Glori Holdings, and all of the transactions contemplated thereby, and such consent constitutes a written consent as required by Section 6.3 of the Agreement, and (b) acknowledges and agrees to the effect of the PSA and all of the transactions contemplated thereby on the Indebtedness and consolidated cash on hand of the Target Companies, as referenced in Section 8.3(l) of the Agreement.

2.2            Waivers by the Parent. The Parent hereby waives the failure by the Company to enter into Warrant Termination Agreements with Silicon Valley Bank and All Access International, LLC within ten (10) Business Days of execution of the Agreement as required by Section 6.18 of the Agreement; provided, that the Parent does not waive its rights under any other provision of the Agreement with respect to the Warrant Termination Agreements, including Section 8.3(m) of the Agreement.

ARTICLE III

MISCELLANEOUS

3.1            Incorporation by Reference. Sections 11.1 through 11.6 and Section 11.8 through 11.10 of the Agreement are hereby incorporated by reference and apply to this Amendment as if all references to “Agreement” contained therein were instead references to “Amendment.”

3.2            Entire Agreement. This Amendment, the Agreement, and the documents or instruments referred to herein or therein, including any exhibits and schedules attached hereto or thereto, which exhibits and schedules are incorporated herein by reference, and the Confidentiality Agreement embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein or therein or the Confidentiality Agreement, which collectively supersede all prior agreements and the understandings among the Parties with respect to such subject matter. This Amendment may only be amended pursuant to a written agreement signed by each of the Parties hereto.

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first above written.

The Parent:

INFINITY CROSS BORDER ACQUISITION CORPORATION, a British Virgin Islands company

By:	/s/ Mark Chess
	Name:	Mark Chess
	Title:	EVP

The Purchaser:

GLORI ACQUISITION CORP., a Delaware corporation

By:	/s/ Mark Chess
	Name:	Mark Chess
	Title:	President

Merger Sub:

GLORI MERGER SUBSIDIARY, INC., a Delaware corporation

By:	/s/ Mark Chess
	Name:	Mark Chess
	Title:	President

The INXB Representative:

INFINITY-C.S.V.C. MANAGEMENT LTD., in its capacity hereunder as the INXB Representative

By:	/s/ Avishai S. Ivershatz
	Name:	Avishai S. Ivershatz
	Title:	Managing Partner

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE MERGER AND SHARE EXCHANGE AGREEMENT]

The Company

GLORI ENERGY INC., a Delaware corporation

By:	/s/ Stuart Page
	Name:	Stuart Page
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE MERGER AND SHARE EXCHANGE AGREEMENT]